UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2014

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2014, the Compensation Committee of our Board of Directors amended the severance benefits that Robert Cathcart, our Senior Vice President of Global Sales, is eligible to receive pursuant to his pre-existing Retention Agreement with us. If Mr. Cathcart’s employment is terminated without cause or if he resigns for good reason, he will be eligible to receive salary continuation payments for 12 months, the payment by us of COBRA premiums for himself and his eligible dependents for up to 12 months and, under certain circumstances, a prorated target bonus payable ratably during the severance period.

On May 9, 2014, the Compensation Committee of our Board of Directors also approved a retention arrangement with Will Sutton, our Chief Operating Officer, pursuant to which Mr. Sutton will earn a lump-sum cash bonus of $50,000 on each of September 30, 2014, March 31, 2015, September 30, 2015 and March 31, 2016 subject to Mr. Sutton remaining continuously employed by us through each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC.
(Registrant)

Date: May 14, 2014	/S/ PETER J. MARIANI
Peter J. Mariani
Chief Financial Officer